                           WIRE ONE TECHNOLOGIES, INC.
                                 225 Long Avenue
                           Hillside, New Jersey 07205

                                       August 18, 2000

To Our Stockholders:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Wire One Technologies, Inc., a Delaware corporation (the "Company" or "Wire One"), to be held at 8:30 a.m. local time, on Friday, September 15, 2000, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081.

     Information about the meeting and the various matters on which the stockholders will act is included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition, as you may know, Wire One was formed by the merger of All Communications Corporation ("ACC") into View Tech, Inc. ("VTI") in May 2000. Accordingly, we are enclosing the Form 10-Ks for 1999 for each of ACC and VTI, along with a Form 10-Q for the quarterly period ended June 30, 2000 for the Company.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important you complete, date, sign and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Sincerely,


                                          /s/ Richard Reiss
                                          Richard Reiss
                                          President and Chief Executive
                                          Officer

                           WIRE ONE TECHNOLOGIES, INC.
                                 225 Long Avenue
                           Hillside, New Jersey 07205

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 15, 2000

                            ------------------------

     The Annual Meeting of Stockholders of Wire One Technologies, Inc., a Delaware corporation (the "Company"), will be held at 8:30 a.m. local time on Friday, September 15, 2000, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081, for the following purposes:

     1. To elect two Class I Directors to the Board of Directors to serve a three year term each;

     2. To adopt the 2000 Stock Incentive Plan;

     3. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

     4. To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

     Stockholders of record of Wire One Technologies, Inc. common stock as of the close of business on August 15, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By order of the Board of Directors

                                          /s/ Richard Reiss
                                          ------------------------------------
                                          Richard Reiss
                                          President and Chief Executive Officer

Hillside, New Jersey
Dated: August 18, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                           WIRE ONE TECHNOLOGIES, INC.
                                 225 Long Avenue
                           Hillside, New Jersey 07205

                                 PROXY STATEMENT
                       2000 ANNUAL MEETING OF STOCKHOLDERS

     Wire One Technologies, Inc., a Delaware corporation ("Wire One" or the "Company"), is furnishing this proxy statement in a solicitation by our Board of Directors of proxies for use in voting at our 2000 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting"). Our Annual Meeting will be held at 8:30 a.m. local time on Friday, September 15, 2000, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081. This proxy statement, the accompanying proxy card, the Form 10-Ks for 1999 for All Communications Corporation ("ACC") and View Tech, Inc. ("VTI") and the
Form 10-Q for the Company for the quarterly period ended June 30, 2000 are first being mailed to stockholders on or about August 18, 2000.

     At the Annual Meeting, stockholders will be asked to consider and vote upon
(1) the election of two directors each to serve a three year term as a Class I Director; (2) the approval of the 2000 Stock Incentive Plan; and (3) the ratification of the appointment of BDO Seidman, LLP as our independent auditors. At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

Record Date; Quorum

     Only holders of record of the Company's common stock, par value $.0001 per share ("Common Stock"), at the close of business on August 15, 2000 (the "Record Date") are entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, approximately 16,879,716 shares of Common Stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of Common Stock issued and outstanding and entitled to vote on the Record Date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Voting Procedures

     The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. Properly executed proxies that do not contain voting instructions will be voted (1) in favor of the nominees for election as directors named below, (2) FOR adoption of the 2000 Stock Incentive Plan and
(3) FOR ratification of BDO Seidman, LLP as our independent auditors and other matters which the proxy holders deem advisable during the Annual Meeting.

     Abstentions and broker "non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Solicitation and Revocation

     Any stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written statement revoking such proxy. Stockholders should make such filing to the attention of Andrea Grasso, Secretary, Wire One Technologies, Inc., 225 Long Avenue, Hillside, New Jersey 07205. You may also revoke a proxy at any time before it is voted by executing and delivering a proxy bearing a later date or by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

     Wire One will bear the cost of the solicitation of proxies from its stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, the directors, officers and employees of Wire One and its subsidiaries may solicit proxies from stockholders by telephone or other electronic means or in person, but any such person will not be specifically compensated for such services. The Company will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. The Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. American Stock Transfer and Trust has been engaged by the Company to aid in the distribution of the proxy materials and will be reimbursed for reasonable out-of-pocket expenses.

Stockholder Proposals

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2001 must be received by the Secretary, Wire One Technologies, Inc., 225 Long Avenue, Hillside, New Jersey 07205, no later than April 20, 2001.

     In addition, the Company's by-laws provide that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of stockholders or to propose business for consideration at such meeting, such stockholder must give written notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date the annual meeting was made, whichever occurs first.

                                   PROPOSAL #1

                              ELECTION OF DIRECTORS

     Our directors are divided into three classes. The number of directors is determined from time to time by our Board of Directors and currently is fixed at seven. A single class of directors is elected each year at the annual meeting of stockholders. Each director elected at an annual meeting will serve for a term ending at the third annual meeting of stockholders after his or her election and until his or her successor is elected and duly qualified.

     The directors to be elected at the Annual Meeting are Class I directors and are to serve until the 2003 annual meeting or until their respective successors are elected and duly qualified. The nominees who will stand for election are Eric Friedman and Andrea Grasso, both of whom are currently members of our Board of Directors. The two nominees receiving the highest number of affirmative votes will be elected as Class I directors. In the event any nominee is unable or unwilling to serve as a nominee, the Board of Directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our Board of Directors has no reason to believe that Mr. Friedman or Ms. Grasso will be unable or unwilling to serve as a nominee or as a director if elected.

     The following table sets forth information with respect to the current directors, director nominees and executive officers.


Name                                                   Age   Position with Company
------------------------------------------------------ ---   ------------------------------------------------------
Director Nominees
-----------------
Eric Friedman (2)(4)                                   52    Director
Andrea Grasso                                          40    Secretary and Director
Other Directors
--------------
Richard Reiss (1)                                      43    Chairman, President and Chief Executive Officer
Robert B. Kroner (1)                                   70    Vice President and Director
Louis Capolino (1)(2)                                  57    Director
Dean Hiltzik (1)(3)(4)                                 46    Director
Peter N. Maluso (1)(2)(3)(4)                           45    Director
Non-Director Executive Officers
-------------------------------
Christopher A. Zigmont                                 38    Chief Financial Officer, Vice President, Finance
Leo Flotron                                            40    Executive Vice President and General Manager Video
                                                               Communications
Joseph Scotti                                          38    Executive Vice President and General Manager
                                                               Enterprise Communications
Scott Tansey                                           36    Vice President, Controller and Treasurer


------------------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Member of the Employee Stock Option Committee.

Biographies

  Class I Director Nominees

     Eric Friedman, Director. Mr. Friedman serves on our Board of Directors. From December 1996 until May 2000, Mr. Friedman was a member of ACC's Board of Directors. He has served as Chief Financial Officer, Vice President and Treasurer of Chem International, Inc., a publicly held company, since June 1996. From June 1978 through May 1996, Mr. Friedman was a partner at Shachat and Simpson, a certified public accounting firm. Mr. Friedman received a B.S. degree from the University of Bridgeport and is a certified public accountant.

     Andrea Grasso, Secretary and Director. Ms. Grasso is Wire One's Secretary and serves on our Board of Directors. From 1995 until May 2000, Ms. Grasso was ACC's Secretary and served on ACC's Board of Directors from 1996 until May 2000.

Required Vote

     Directors must be elected by a plurality of the shares of our Common Stock present at the Annual Meeting in person or by proxy entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

  Directors whose Terms of Office Continue after the Annual Meeting

     Richard Reiss, Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Reiss is Wire One's Chairman of the Board of Directors, President and Chief Executive Officer and served as ACC's Chairman of the Board of Directors, President and Chief Executive Officer from ACC's formation in 1991 until May 2000.

     Robert B. Kroner, Vice President and Director. Mr. Kroner is Wire One's Vice President and serves on our Board of Directors. From 1991 until May 2000, Mr. Kroner served on ACC's Board of Directors and served as Vice President and General Counsel of ACC from 1997 until May 2000. Prior to 1997, Mr. Kroner was self-employed as an attorney. Mr. Kroner received his LLB degree from Harvard Law School and holds an L.L.M. degree from New York University Graduate School of Law.

     Louis Capolino, Director. Mr. Capolino serves on our Board of Directors. From November 1999 until May 2000, Mr. Capolino was a member of ACC's Board of Directors. Since January 1995, Mr. Capolino has served as President of Comcap Corporation, a communications consulting company. Mr. Capolino received a B.S. degree in marketing from Montclair State University.

     Dean Hiltzik, Director. Mr. Hiltzik serves on our Board of Directors. From September 1999 until May 2000, Mr. Hiltzik was a member of ACC's Board of Directors. Mr. Hiltzik, a certified public accountant, is a partner and director of the securities practice at Schneider & Associates LLP ( "Schneider"), which he joined in 1979. Schneider provides tax and consulting services to the Company. Mr. Hiltzik received his B.A. from Columbia University in 1974 and his M.B.A. in Accounting from Hofstra University in 1979.

     Peter N. Maluso, Director. Mr. Maluso serves on our Board of Directors. From December 1996 until May 2000, Mr. Maluso was a member of ACC's Board of Directors. Since 1995, Mr. Maluso has been employed as a Principal at International Business Machines, Inc. ( "IBM "), responsible for IBM's Global Services Legacy Transformation Consulting practice in the northeastern United States. Prior thereto, from 1988 to 1995, Mr. Maluso was a Senior Manager for KPMG Peat Marwick's strategic services practice in New Jersey. Mr. Maluso received his B.A. degree in Economics from Muhlenberg College and holds an M.B.A. degree in Finance from Lehigh University. He is a certified public accountant.

  Executive Officers

     The following individuals are executive officers of the Company but are not Directors or Nominees for Director:

     Christopher Zigmont, Chief Financial Officer, Vice President, Finance.
Mr. Zigmont is Wire One's Chief Financial Officer and Vice President, Finance. From June 1999 until May 2000, Mr. Zigmont served as VTI's Chief Financial Officer. From March 1990 to May 1999, Mr. Zigmont held various positions at BankBoston Corporation, most recently as Director, Finance. Prior to joining BankBoston Corporation, Mr. Zigmont was a Senior Audit Manager with the accounting and auditing firm of KPMG Peat Marwick. He received a B.S. degree in Business Administration with a double major in Accounting/Finance from Boston University, Boston, Massachusetts.

     Leo Flotron, Executive Vice President and General Manager Video Communications. Mr. Flotron is Wire One's Executive Vice President and General Manager Video Communications. From October 1995 until

May 2000, Mr. Flotron served as ACC's Vice President, Sales and Marketing of Videoconferencing Products, in charge of sales and marketing for videoconferencing and network products. From 1988 to 1995, Mr. Flotron held numerous positions with Sony Electronics, Inc., and has served as ACC's liaison with Sony throughout the United States. Mr. Flotron holds a B.S. degree in Business from the University of Massachusetts in Amherst, and an M.S. degree in Finance from Louisiana State University.

     Joseph Scotti, Executive Vice President and General Manager Enterprise Communications. Mr. Scotti is Wire One's Executive Vice President and General Manager Enterprise Communications. From August 1995 until May 2000, Mr. Scotti served as ACC's Vice President, Sales and Marketing of Voice Products, dealing with all aspects of voice communications. From 1990 to 1995, Mr. Scotti held numerous sales and sales management positions with Northern Telecom. Mr. Scotti received a B.S. degree in Marketing from St. Peters College.

     Scott Tansey, Vice President, Controller and Treasurer. Mr. Tansey is Wire One's Vice President, Controller and Treasurer. From 1996 until May 2000,
Mr. Tansey held numerous positions at ACC, most recently as Chief Financial Officer. From 1992 until he joined ACC, Mr. Tansey served as Director, Finance and Administration, of Data Transmission Services, Inc., a closely-held long distance wireless data communications provider. Mr. Tansey received a B.S. degree in Accounting from Rider College, Lawrenceville, New Jersey, and an M.B.A. degree in Finance from Fairleigh Dickinson University, Madison, New Jersey. He is a certified public accountant.

Meetings and Committees of the Board of Directors

     Our Board of Directors met seven times during the year ended December 31, 1999. The Board has an Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. All of the Directors attended each of the meetings of the Board and the committees thereof on which they served during 1999.

  Executive Committee

     We currently maintain an Executive Committee consisting of Richard Reiss, Peter Maluso, Louis Capolino, Robert Kroner and Dean Hiltzik. Each non-employee member of our Executive Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Executive Committee, to the extent permitted by law, has and may exercise when the Board of Directors is not in session all powers of the Board in the management of the business and affairs of the Company, except such committee does not have the power or authority to approve or recommend to the stockholders any action which must be submitted to stockholders for approval under the Delaware General Corporation Law. The Executive Committee did not meet during the year ended December 31, 1999.

  Audit Committee

     We currently maintain an Audit Committee consisting of Eric Friedman, Peter Maluso and Louis Capolino. Each member of our Audit Committee is "independent" as defined under the National Association of Securities Dealers' listing standards. Each non-employee member of our Audit Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Audit Committee consults and meets with the Company's auditors and its Chief Financial Officer and accounting personnel, reviews potential conflict of interest situations, where appropriate, and reports and makes recommendations to the full Board of Directors regarding such matters. The Audit Committee met two times during the year ended December 31, 1999, and all members attended the meetings.

  Compensation Committee

     We currently maintain a Compensation Committee consisting of Dean Hiltzik and Peter Maluso. Each non-employee member of our Compensation Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Compensation Committee is responsible for supervising the Company's executive compensation policies, reviewing officers' salaries, approving significant changes in employee benefits and recommending to the Board of Directors such other forms of remuneration as it deems appropriate. The

Compensation Committee met one time during the year ended December 31, 1999, and all members attended the meeting.

  Stock Option Committee

     We currently maintain an Employee Stock Option Committee consisting of Dean Hiltzik, Eric Friedman and Peter Maluso. Each non-employee member of our Employee Stock Option Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Stock Option Committee is responsible for administering Wire One's employee incentive plans and recommending to the Board of Directors such other forms of remuneration as it deems appropriate. The Stock Option Committee met three times during the year ended December 31, 1999, and all members attended the meetings.

Audit Committee Report

     In December 1999, the Securities and Exchange Commission approved the amendments to The Nasdaq Stock Market, Inc.'s rules relating to the structure and membership on the audit committee of companies whose stock is traded on Nasdaq. In response to these new requirements, in May 2000, the Board adopted a charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. Pursuant to the charter, the Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of Wire One's annual financial statements, reviews drafts of such statements and monitors the functioning of Wire One's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors.

     The Audit Committee met with members of the engagement team of BDO Seidman, LLP ("BDO") in 2000 to review the results of the 1999 audit and to discuss the scope of the 2000 audit. During this meeting, the Audit Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 1 with BDO. BDO delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and a company that, in the auditor's professional judgement, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with BDO its independence. Based upon its meetings with BDO and its review of the audited financial statements, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K.

     The Audit Committee plans to meet with BDO again in 2000 to review the scope of the 2000 audit.

Submitted by the Audit Committee:

Eric Friedman
Peter Maluso
Louis Capolino

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

     The table below summarizes information concerning the compensation paid by ACC during 1999 to ACC's Chief Executive Officer and ACC's three other most highly paid executive officers (collectively, the "Named Executive Officers"), each of whom are currently Named Executive Officers of Wire One.

                                                                                                             Long-term
                                                                                                        compensation awards
                                                                              Annual compensation      ---------------------
                                                                             ---------------------     Securities underlying
Name and Principal Position                                          Year    Salary($)    Bonus($)            options
------------------------------------------------------------------   ----    ---------    --------     ---------------------
Richard Reiss, President,
  Chief Executive Officer and
  Chairman of the Board...........................................   1999     205,000       75,000                 --
                                                                     1998     170,208           --             80,000
                                                                     1997     133,000       25,000            850,000
Leo Flotron, Executive Vice President.............................   1999     124,000      119,794            495,000
                                                                     1998     114,000       82,285             20,000
                                                                     1997     104,000       54,307             95,000
Joseph Scotti, Executive Vice President...........................   1999     124,000      119,794            495,000
                                                                     1998     114,000       82,285             20,000
                                                                     1997     104,000       54,307             95,000
Scott Tansey, Vice President, Controller and Treasurer............   1999     100,000       25,000            165,000


Option Grants in 1999

     The following table sets forth information regarding stock options granted pursuant to the ACC stock option plan during 1999 to each of the Named Executive Officers.


                                                                                                          Potential
                                                                                                        realized value
                                                                                                          at assumed
                                                Percent of                                               annual rates
                                   Number of    total options      Individual                           of stock price
                                   underlying   granted to         Grants Exercise                       appreciation
                                    options     employees in       or base price                          for option
Name                                granted     fiscal 1999        (per share)        Expiration Date        term
--------------------------------   ----------   ----------------   ---------------   -----------------  --------------
                                                                                                              5%
                                                                                                              --
Richard Reiss...................          --            --%             $  --                       --     $     --
Leo Flotron.....................     495,000          23.5               .568        January 11, 2004       358,763
Joseph Scotti...................     495,000          23.5               .568        January 11, 2004       358,763
Scott Tansey....................     165,000           7.8               .568        January 11, 2004       119,588



                                     Potential
                                   realized value
                                     at assumed
                                    annual rates
                                   of stock price
                                    appreciation
                                     for option
Name                                    term
--------------------------------   --------------
                                        10%
                                        ---
Richard Reiss...................    $     --
Leo Flotron.....................     452,714
Joseph Scotti...................     452,714
Scott Tansey....................     150,905


Aggregated Option Exercises In Fiscal 1999 And Fiscal Year-End Option Values

     The following table sets forth information concerning the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 1999.

                                                                         Number of securities
                                           Shares                             underlying                  Value of unexercised
                                           acquired on   Value          unexercised options at                in-the-money
Name                                       exercise      realized           fiscal year-end            options at fiscal year-end
-----------------------------------------  -----------   --------    -----------------------------    -----------------------------
                                                                     Exercisable     Unexercisable    Exercisable     Unexercisable
                                                                     -----------     -------------    -----------     -------------
Richard Reiss............................       --           --       1,428,900           105,600      3,103,835           451,080
Leo Flotron..............................       --           --         391,050           293,700      1,740,765         1,285,306
Joseph Scotti............................       --           --         391,050           293,700      1,740,765         1,285,306
Scott Tansey.............................       --           --         219,450           143,550        953,490           587,371


Director Compensation

     Directors who are not executive officers or employees of Wire One receive a director's fee of options to purchase 1,000 shares of Common Stock for each board meeting attended, whether in person or by telephone, and options to purchase 4,000 shares of Common Stock for attendance in person at the annual meeting of stockholders.

Employment Agreements

     We entered into employment agreements with each of Messrs. Reiss, Flotron and Scotti, effective January 1, 1997, pursuant to which Mr. Reiss serves as President and Chief Executive Officer, Mr. Flotron serves as Executive Vice President and General Manager Video Communications, and Mr. Scotti serves as Executive Vice President and General Manager Enterprise Communications. The following is a summary of the material terms and conditions of such agreements and is subject to the detailed provisions of the respective agreements attached as exhibits to the Registration Statement of the Company filed with the Securities and Exchange Commission (Registration No. 333-21069).

  Employment Agreement with Richard Reiss

     Mr. Reiss has an employment agreement, effective January 1, 1997, as amended in March 1997, which provides for a six-year term and an annual salary of $133,000 in the first year, increasing to $170,000 and $205,000 in the second and third years, respectively. In years four, five and six of the term, Mr. Reiss' base salary will be $205,000, but can be increased at the discretion of the Board's Compensation Committee. The agreement also provides for medical benefits, the use of an automobile, and grants of 1,237,500 non-qualified stock options, as well as 174,857 incentive stock options and 122,143 non-qualified stock options issuable under the ACC Plan, which plan has been assumed by the Company and is still in effect.

  Employment Agreements with Messrs. Flotron and Scotti

     Messrs. Flotron and Scotti have employment agreements effective January 1, 1997. Each of these agreements expires on December 31, 2000 and provides for an annual salary of $175,000. These agreements further provide for an incentive bonus equal to 1/2 of 1% of net sales payable twice yearly to each of Mr. Flotron and Mr. Scotti. Each employee is also entitled to a monthly automobile allowance. In consideration for extending the term of the agreements through December 31, 2000, ACC granted 352,186 options under the ACC Plan and an additional 142,814 options outside the ACC Plan to each of Mr. Flotron and Mr. Scotti to purchase shares of ACC common stock, which options vest over a twenty-three month period. These agreements may be terminated by the employee without cause upon written notice to the Company.

Compensation Committee Report on Executive Compensation

  Scope of the Committee's Work

     The Compensation Committee of Wire One's Board of Directors has the authority and responsibility to establish the overall compensation strategy for Wire One, including salary and bonus levels, and to review and make recommendations to the Board with respect to the compensation of Wire One's executive officers. The current members of the Compensation Committee are Messrs. Hiltzik and Maluso, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Code. The Compensation Committee was established in 1999; prior thereto, compensation decisions and grants of stock options were made by the Board.

  Executive Compensation Philosophy and Policies

     Wire One's overall compensation philosophy is to provide a total compensation package that is competitive and enables Wire One to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote the short and long-term financial performance and growth of the Company.

     The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and its future prospects. Accordingly, Wire One's executive compensation policies are designed to (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

     In establishing salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and expertise of a particular executive, as well as the Committee's understanding of competitive compensation for similarly situated executives in the Company's industry.

  Executive Compensation

     Base Salary. Salaries for executive officers for 1999 were generally determined by the Board of Directors on an individual basis at the time of hiring. The majority of Wire One's executives were hired prior to the formation of the Compensation Committee. For 2000, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

     Bonus. The amount of cash bonuses paid to executives was partially based upon the financial results of ACC and partially based on the decision of the Chief Executive Officer. Mssrs. Flotron and Scotti each received a bonus of $119,794 and Mr. Tansey received a bonus of $25,000, each for their services in 1999. Certain executive officers were also paid a bonus in the form of stock option grants. Pursuant to their employment agreements, Mssrs. Flotron and Scotti each received options to purchase 495,000 shares of ACC common stock. Also in 1999, Mr. Tansey received options to purchase 165,000 shares of ACC common stock.

     Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of Wire One's stockholders and encourages executives to remain in Wire One's employ. The Company grants stock options in accordance with its various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of Wire One's financial and strategic objectives, and industry practices and norms.

  Compensation of the Chief Executive Officer

     Mr. Reiss, who served as ACC's Chairman of the Board of Directors, President and Chief Executive Officer since its formation until May 2000, and has served as Wire One's President and Chief Executive Officer since its formation in May 2000, was paid a base salary of $205,000 in 1999. He was paid a cash bonus of $75,000 for his service to ACC in 1999.

     Effective January 1, 1997, we entered into an Employment Agreement with Mr. Reiss (see "Employment Agreements" above) pursuant to which he serves as President and Chief Executive Officer. Mr. Reiss' salary and other compensation and the terms of his employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in the Company's industry and in recognition of Mr. Reiss' unique skills and importance to the Company.

  Internal Revenue Code Section 162(m) Limitation

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to Wire One's executive officers in 1999 did not exceed the $1 million limit per officer. The 2000 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

Submitted by the Compensation Committee:

Dean Hiltzik
Peter Maluso

Compensation Committee Interlocks and Insider Participation

     Dean Hiltzik and Peter Maluso served on the Compensation Committee of the Board of Directors of ACC during 1999. No member of the Compensation Committee was at any time during 1999 or at any other time an officer or employee of ACC. We receive financial and tax services from an accounting firm in which Mr. Hiltzik is a partner (see "Certain Relationships and Related Transactions" below). No member of the Compensation Committee served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The landlord for our Hillside, New Jersey office is Vitamin Realty Associates, L.L.C. of which Eric Friedman, one of our directors, is a member. These premises consist of 8,491 square feet of office space and 13,730 square feet of secured warehouse facilities. The lease term is for five years and expires on May 31, 2002. The base rental for the premises during the term of the lease is $122,846 per year. In addition, Wire One must pay its share of the landlord's operating expenses (i.e., those costs or expenses incurred by the landlord in connection with the ownership, operation, management, maintenance, repair and replacement of the premises, including, among other things, the cost of common area electricity, operational services and real estate taxes). For the years ended December 31, 1999 and 1998, rent expense associated with this lease was $135,000 and $119,000, respectively. We believe that the lease reflects a fair rental value for the property and is on terms no less favorable than we could obtain in an arm's length transaction with an independent third party.

     We receive financial and tax services from an accounting firm in which Dean Hiltzik, one of the Company's directors, is a partner. Since Mr. Hiltzik became a director of ACC on September 15, 1999, we have incurred fees of approximately $50,000 in services received from this firm.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Stock as of August 11, 2000 by each of the following:

     o each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the Common Stock;

     o Wire One's directors and Named Executive Officers; and

     o all directors and executive officers of Wire One as a group.

     As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days from the date of this proxy statement through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 16,879,716 shares of Common Stock outstanding as of August 11, 2000.


                                                                                                        Percentage
                                                                                           Number of       of
                                                                                            Shares      Outstanding
Name and address of beneficial owners (1)                                                  Owned (2)     Shares
----------------------------------------------------------------------------------------   ---------    -----------
Executive Officers and Directors:
Richard Reiss...........................................................................   4,730,550(3)     28.0%
Leo Flotron.............................................................................     734,250(4)      4.3
Joseph Scotti...........................................................................     734,250(4)      4.3
Robert B. Kroner........................................................................     264,825(5)      1.6
Scott Tansey............................................................................     237,600(6)      1.4
Peter N. Maluso.........................................................................     119,625(7)    *
Dean Hiltzik............................................................................     104,510(8)    *
Eric Friedman...........................................................................      90,725(9)    *
Louis Capolino..........................................................................      74,497(10)    *
Andrea Grasso...........................................................................      41,250       *
Christopher A. Zigmont..................................................................      40,625(11)    *
All directors and executive officers as a group (11 people).............................   7,172,707        42.5


------------------

* Less than 1%

     (1) Unless otherwise noted, the address of each of the persons listed is c/o Wire One Technologies, Inc., 225 Long Avenue, Hillside, NJ 07205.

     (2) Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

     (3) Includes 1,455,300 shares subject to presently exercisable stock options and 82,500 shares held by a trust for the benefit of Mr. Reiss' children, of which he is the trustee.

     (4) Includes 404,250 shares subject to presently exercisable stock options.

     (5) Includes 17,325 shares subject to presently exercisable stock options.

     (6) Includes 234,300 shares subject to presently exercisable stock options.

     (7) Includes 37,625 shares subject to presently exercisable stock options.

     (8) Includes 96,200 shares subject to presently exercisable stock options.

     (9) Includes 36,800 shares subject to presently exercisable stock options.

     (10) Includes 12,375 shares subject to presently exercisable stock options.

     (11) Includes 40,625 shares subject to presently exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

     Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 1999, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis.

                                   PROPOSAL #2

                        ADOPTION OF STOCK INCENTIVE PLAN

   The stockholders are being asked to approve the adoption of our 2000 Stock Incentive Plan (the "2000 Plan"). The 2000 Plan was adopted by the Board of Directors in June 2000. Under the 2000 Plan, options and other equity rights, including stock appreciation rights ("SARs"), sales or bonuses of restricted stock, dividend equivalent rights, performance units or performance shares, or any combination of these, may be issued from time to time to key employees, directors and consultants who contribute to the management, growth and financial success of the Company. The purpose of the 2000 Plan is to attract and retain the best available personnel, to provide additional incentive to our directors, officers, employees and consultants and to promote the success of our business.

     We currently maintain the plans established by VTI and ACC prior to consummation of the Merger. The ACC Plan provides for the granting of options to officers, directors, employees and advisors of Wire One. Options are not exercisable for a period of one year from the date of grant. Thereafter, options may be exercised as determined by the Board of Directors at the date of grant, with maximum terms of ten and five years, respectively, for incentive stock options ("ISOs") issued to employees who are less than 10% stockholders and employees who are 10% stockholders. In addition, under the ACC Plan, no individual will be given the opportunity to exercise ISOs valued in excess of $100,000 in any calendar year unless and to the extent the options have first become exercisable in the preceding year. The maximum number of shares with respect to which options may be granted to an individual during any twelve-month period is 100,000. The ACC Plan will terminate in 2006. Substantially all 1,500,000 shares available under the ACC Plan are subject to outstanding options. ACC also issued approximately 1,609,000 non-qualified options.

     VTI had an Employee Stock Purchase Plan (the "Purchase Plan") under which up to 500,000 shares of VTI common stock could be purchased by eligible employees. Substantially all full-time employees were eligible to participate in the Purchase Plan. No additional shares may be purchased under this Plan. Wire One currently maintains five VTI stock option plans which generally require the exercise price of options to be not less than the estimated fair market value of the stock at the date of grant. Options vest over a maximum period of four years and may be exercised in varying amounts over their respective terms. In accordance with the provisions of such plans, all outstanding options became immediately exercisable upon the Merger. An aggregate of 1,922,000 shares of common stock were available under the five VTI stock option plans, all of which have been issued or are subject to outstanding options.

     The Board believes that the adoption of the 2000 Plan is necessary in order to have a sufficient reserve of Common Stock to provide option grants as an equity incentive to attract and retain the services of key individuals essential to the Company's long-term success. A summary of the terms of the 2000 Plan is provided below. The summary, however, is not intended to be a description of all the terms of the 2000 Plan. A copy of the 2000 Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the corporate offices in Hillside, New Jersey.

Available Shares

     Subject to adjustment to reflect certain corporate events, such as stock dividends, recapitalizations and business combinations, the maximum aggregate number of shares which may be issued pursuant to all awards is 3,000,000 shares. Any shares covered by an award, or portion of an award, which are forfeited or canceled, expire or are settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2000 Plan.

Administration

     Under the 2000 Plan, our Board of Directors, the Stock Option Committee or such other committee designated by the Board, administers the granting of stock and options to directors and officers in a way that allows these grants of stock to be exempt from Section 16(b) of the Securities Exchange Act and determines the provisions, terms and conditions of each award. When stock or options are granted to other participants in the 2000 Plan, our Board, the Stock Option Committee or such other committee designated by our Board administers these awards and determines the provisions, terms and conditions of each award. Each entity, whether the Stock Option Committee, the Board or such other committee designated by the Board, will be referred to herein as the Administrator, and such Administrator will have complete discretion (subject to the provisions of the 2000 Plan) to authorize option grants under the 2000 Plan within the scope of its administrative jurisdiction.

Eligibility

     All employees, officers, directors and consultants of the Company or any of its affiliates are eligible to participate in the 2000 Plan, although incentive stock options may be granted only to employees. As of July 31, 2000, approximately 200 employees and consultants would have been eligible to participate in the 2000 Plan.

Form of Awards

     The 2000 Plan permits the grant of options and other equity rights, including SARs, sales or bonuses of restricted stock, dividend equivalent rights, performance units or performance shares, or any combination of these.

     Options may include nonstatutory stock options ("NSOs") as well as ISOs intended to qualify for special tax treatment. Options granted under our plans generally vest 25% per year annually over a four-year period. The term of an option will be determined by the Administrator, provided, however, that the term shall be no more than ten and five years, respectively, for ISOs issued to employees who are less than 10% stockholders and employees who are 10% stockholders.

     The exercise price or purchase price, if any, of 2000 Plan awards that are not incentive stock options will not be less than 85% of the fair market value of the stock unless otherwise determined by the Administrator. The exercise price or purchase price, if any, of 2000 Plan awards that are ISOs (a) granted to an employee who, at the time of such grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, shall be not less than 110% of the fair market value of the stock on the date of the grant or (b) granted to any employee other than an employee described in clause (a) above, shall be not less than 100% of the fair market value of the stock on the date of the grant. The form of payment for the shares of common stock when options are exercised or stock is purchased under a 2000 Plan award will be determined by the Administrator and may include cash, check, shares of common stock or the assignment of part of the proceeds from the sale of shares acquired upon exercise or purchase of the award.

     Where the award agreement permits the exercise or purchase of an award for a period of time following the recipient's termination of service with us, that award will terminate to the extent not exercised or purchased on the last day of the specified period or the last day of the original term of the award, whichever occurs first.

Change of Control

     Subject to any action that may be required by the stockholders of the Company, the Administrator may proportionately adjust the number and price of outstanding awards, and the number of shares authorized for issuance under the 2000 Plan, in the event of a stock dividend, stock split, recapitalization or other corporate action having a similar effect on the capitalization of the Company. The Administrator may establish programs that provide for the exchange of awards for one or more other types of awards by certain employees, directors and consultants. In the event of a Change in Control (as defined in the 2000
Plan), all outstanding options will fully vest unless assumed by the successor corporation, and all unexercised options will terminate immediately prior to the closing of that transaction unless assumed by the successor corporation. After consummation of the transaction, if any employee grantee is terminated without Cause or quits for Good Reason (as such terms are defined in the 2000 Plan) within 12 months of the transaction, all of the employee grantee's outstanding options will immediately vest.

Amendment, Suspension or Termination

     Unless terminated sooner, the 2000 Plan will terminate automatically in 2010. The Board has the authority to amend, suspend or terminate the 2000 Plan; however, to the extent necessary to comply with applicable laws, the Company will obtain stockholder approval of any amendment to the 2000 Plan in such manner and to such degree as required.

Transferability

     During their lifetime, those who hold ISOs granted under this plan cannot transfer these options other than by a will or the laws of descent upon the death of the option holder. No one is allowed to exercise ISOs except the person to whom the options were first issued while that person is alive. Other awards may be transferred during the lifetime of the grantee by gift or pursuant to a domestic relations order to members of the grantee's immediate family to the extent and in the manner determined by the Administrator.

New Plan Benefits

     Because participation and the types of awards granted under the 2000 Plan are subject to the discretion of the Administrator, the benefits or amounts that will be received by participants in the future if the 2000 Plan is approved and the benefits that would have been received by such participants if the 2000 Plan had been in effect in 1999 are not currently determinable. To date, grants of 339,724 options have been made under the 2000 Plan, subject to stockholder approval of the 2000 Plan, as set forth below.


                                                                                        Number of
Name and Position                                                    Dollar Value(1)     Shares
------------------------------------------------------------------   ---------------    ---------
Christopher Zigmont, Chief Financial Officer......................      $ 275,000        100,000
All non-executive employees, as a group...........................      $ 659,241        239,724


------------------

(1) Based on $8.25, the price of our Common Stock on August 11, 2000.

Federal Income Tax Consequences

     The following description of the tax consequences of options under the 2000 Plan is based on present Federal tax laws and does not purport to be a complete description of the tax consequences of the 2000 Plan.

     No tax consequences result from the grant of options which are intended to qualify as ISOs within the meaning of Section 422 of the Code. If an option holder acquires stock upon the exercise of an ISO, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will be allowed no deduction as a result of such exercise provided that the following conditions are met: (a) at all times during the period beginning on the date of grant of the ISO and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the ISO was granted nor within one year after the exercise of the ISO. The three-month period in (a), above, is extended to one year in the event the option holder is disabled or dies. If the holder of an ISO sells stock after compliance with these conditions, any gain realized over the exercise price of the ISO ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of sale of the shares.

     No tax consequences result from the grant of NSOs. An option holder who exercises an NSO generally will realize compensation taxable as ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the year in which the exercise occurred. The option holder's basis in shares received in an exercise of an NSO with cash will be the fair market value of the shares on the date income was realized, and when the holder disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

     Although it is anticipated that certain awards under the 2000 Plan will, pursuant to Section 162(m) of the Code, meet the requirements to avoid a limit on deductibility, no assurances can be given that all awards will meet such requirements. Specifically, awards of restricted stock will be subject to the limitation on deductibility imposed by Section 162(m) of the Code.

Required Vote

     An affirmative vote of the holders of a majority of the shares of our Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required for approval of the 2000 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 STOCK INCENTIVE PLAN.

                                  PROPOSAL #3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of BDO Seidman, LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2000, subject to ratification by the stockholders of the Company. BDO audited both VTI's and ACC's financial statements for the fiscal year ending December 31, 1999.

     A member of BDO is expected to be present at the Annual Meeting, to be provided with an opportunity to make a statement if such member desires to do so and to be available to respond to appropriate questions from stockholders.

Change of Auditors

     Arthur Andersen LLP ("Andersen") audited the financial statements of VTI for the fiscal years ended December 31, 1997 and 1998. On or about January 11, 2000, the Board of Directors of VTI, including all members of the Audit Committee of the Board of Directors of VTI, determined not to appoint Andersen to audit the financial statements of VTI for the fiscal year ended December 31, 1999 and authorized the retention of BDO to audit the financial statements of VTI for the fiscal year ended December 31, 1999. BDO was formally engaged by VTI in an engagement letter dated February 24, 2000. BDO was the independent accountant of ACC for the fiscal year ended December 31, 1999.

     During the two most recent fiscal years and the interim period subsequent to December 31, 1998, prior to engaging BDO, VTI did not consult with BDO regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on VTI's financial statements. During the two most recent fiscal years and the interim period subsequent to December 31, 1998, the reports of Andersen on VTI's financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During such periods, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference in connection with its reports to the subject matter of the disagreement.

Required Vote

     Approval of the Independent Auditor Proposal requires the affirmative vote of a majority of the votes cast by holders of Common Stock present at the Annual Meeting in person or by proxy entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
APPROVAL OF THE INDEPENDENT AUDITORS PROPOSAL.

Stock Performance Graph

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on The Nasdaq National Market Index and a peer group selected by the Company on an industry and line-of-business basis. The period shown commences on December 29, 1995 and ends on December 31, 1999, the end of the Company's last fiscal year. The graph assumes an investment of $100 on December 29, 1995, and the reinvestment of any dividends.

     The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.


                                  [Line Graph]


                                                           December    December    December    December    December
                                                             1995        1996        1997        1998        1999
                                                           --------    --------    --------    --------    --------
Wire One Technologies, Inc.*............................   100.000      67.187      61.718      29.687       31.640
The Nasdaq National Market Index........................   100.000     122.706     149.254     208.404      386.768
Nasdaq Telecommunications Index.........................   100.000     103.628     147.156     240.417      487.353


------------------
* The information provided in this Performance Chart relates to VTI only. Wire One was formed in May 2000 by the merger of ACC into VTI.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           WIRE ONE TECHNOLOGIES, INC.

                              PURPOSE AND AUTHORITY

     The audit committee (the "Committee") for Wire One Technologies, Inc., a Delaware corporation (the "Company"), is appointed by the Company's Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

     The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     In addition, the Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

                              COMMITTEE MEMBERSHIP

     The Committee members (the "Members") shall be appointed by the Board and will serve at the discretion of the Board. The Committee will consist of at least three (3) members of the Board subject to the following requirements:

     (i) each of the Members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable time period after his or her appointment to the Committee;

     (ii) at least one (1) of the Members must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

    (iii) each Member must be either (a) an independent director or (b) the Board must determine it to be in the best interests of the Company and its stockholders to have one (1) director who is not independent, and the Board must disclose the reasons for its determination in the Company's first annual proxy statement or information statement subsequent to such determination, as well as the nature of the relationship between the Company and director. Under such circumstances the Company may appoint one (1) director who is not independent to the Committee, so long as the director is not a current employee or officer, or an immediate family member of a current employee or officer.

                           DUTIES AND RESPONSIBILITIES

     The Committee shall report, at least annually, to the Board. Further, the Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

      2. Review the annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy of internal controls that could significantly affect the Company's financial statements;

      3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

      4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q;

      5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

      6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

      7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board;

      8. Approve the fees to be paid to the independent auditor;

      9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if deemed necessary by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor;

     10. Evaluate together with the Board the performance of the independent auditor and, if deemed necessary by the Committee, recommend that the Board replace the independent auditor;

     11. Review the appointment of, and any replacement of, the senior internal auditing executive;

     12. Review the significant reports to management prepared by the internal auditing department and management's responses;

     13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit;

     14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, including the Foreign Corrupt Practices Act.

     16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     17. Review with the independent auditor any problems or difficulties the auditor may have encountered, any management letter provided by the auditor, and the Company's response to that letter. Such review should include:

         a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

         b. Any changes required in the planned scope of the internal audit; and

         c. The internal audit department responsibilities, budget and staffing.

     18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement in accordance with the requirements of Item 306 of Regulation S-K and
         Item 7(e)(3) of Schedule 14A;

     19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations;

     20. Review with the Company's outside counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies;

     21. Review related party transactions for potential conflict of interest;
         and

     22. Provide oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                    MEETINGS

     The Committee will meet at least two times each year. The Committee may establish its own schedule which it will provide to the Board in advance.

     The Committee will meet at least annually with the chief financial officer, the senior internal auditing executive, and the independent auditor in separate executive sessions. The Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

                                     MINUTES

     The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          WIRE ONE TECHNOLOGIES, INC.
                   FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 15, 2000

      The undersigned stockholder of WIRE ONE TECHNOLOGIES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 18, 2000, and hereby appoints Richard Reiss and Christopher Zigmont or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of WIRE ONE TECHNOLOGIES, INC. to be held on September 15, 2000 at 8:30 a.m., Eastern Standard Time, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                (Continued and to be signed on the reverse side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                           WIRE ONE TECHNOLOGIES, INC.

                               September 15, 2000





                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------


A /X/ Please mark your votes as in this example.


1.       PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS:

   FOR all                       WITHHOLD               Nominees: Eric Friedman
nominees listed                  AUTHORITY                        Andrea Grasso
at right (except         to vote for all nominees
 as indicated)              listed at right

     / /                           / /


If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space below.

--------------------------------------------------------------------------------

2.       PROPOSAL NO. 2: APPROVAL AND RATIFICATION OF 2000 STOCK INCENTIVE PLAN:

                           FOR        AGAINST        ABSTAIN
                           / /          / /            / /

3. PROPOSAL NO. 3: APPROVAL AND RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS:

                           FOR        AGAINST        ABSTAIN
                           / /          / /            / /

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR nominees in Proposal No. 1 and FOR each of the Proposals Nos. 1, 2 and 3.

Signature                   Signature                    Dated:           , 2000
         -----------------           ------------------        -----------

Note: This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.